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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Pre-Effective Amendment No. 2 to the registration statement on Form S-1 (File No. 333-42973) and the related Prospectus of our report, which includes an explanatory paragraph concerning KARS-YES Holdings Inc.'s ability to continue as a going concern, dated November 6, 1997, on our audits of the consolidated financial statements of KARS-YES Holdings Inc. as of June 30, 1997 and 1996, and for the years ended June 30, 1997, 1996, and 1995. We also consent to the reference to our Firm under the caption "Experts."


                                          /s/ COOPERS & LYBRAND L.L.P.

Dallas, Texas

February 6, 1998